EXHIBIT 10.2

    Time Warner Inc. 1988 Restricted Stock and Restricted Stock Unit Plan for
                             Non-Employee Directors

                           Restricted Shares Agreement

     TIME WARNER INC. (the "Company"), pursuant to the Company's 1988 Restricted Stock and Restricted Stock Unit Plan for Non-Employee Directors, as amended through January 21, 2005 and from time to time thereafter (the "Plan"), hereby irrevocably awards (the "Award") the following restricted shares (the "Restricted Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), to the undersigned Holder, and such Holder has paid therefor to the Company consideration of $.01 per share, receipt of which is hereby acknowledged. The Award of Restricted Shares is subject in all cases to the terms and conditions set forth in the Plan, which is incorporated into and made a part of this Agreement.

     1.   Name: <<First_Name>> <<Last_Name>>                    ID: <<ID>>

     2.   Grant  Information  for this Award:
          Restricted  Stock  Grant  Number:  <<Number>>
          Date  of  Award:   <<Date_of_Award>>
          Purchase  Price  per Restricted  Share:  $0.01
          Total Number of Restricted  Shares  Granted: <<Shares_>>

     3.   The vesting dates shall be:

                Shares                          Vesting Date
                ------                          ------------
                <<Shares_>>                      <<Vesting_Date>>

          subject to earlier forfeiture in certain circumstances, including termination of service as a director, and accelerated vesting, as provided in the Plan.

     4.   Restriction Period.

          The Restriction Period for each portion of the Award hereunder shall be the period commencing on the Date of Award and ending at the close of business on the Vesting Date listed for that portion of the Award.

     5. I acknowledge that I have read and will comply with Time Warner's Securities Trading Policy and Supplemental Trading Policies, which I understand may be updated from time to time.

     6.   I acknowledge  and agree that:

               a) An election under Section 83(b) of the Internal Revenue Code must be submitted by me to the Internal Revenue Service within thirty (30) days after the Date of Award and that, if I desire to make such an election, I also must provide a copy of the completed Section 83(b) form to the Stock Plans Administration Group not later than the thirtieth (30th) day following the Date of Award.
               b) If I do not make a valid Section 83(b) election, I will owe taxes at each Vesting Date on the portion of the Award for which the Restriction Period has ended and that I will be responsible for remitting all such taxes owed to the proper taxing authorities.


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     IN WITNESS  WHEREOF,  the Company has caused this Agreement to be signed by its duly authorized officer or agent as of the ____ day of ____, ______.


                                                        Time Warner Inc.

                                                        By:_____________________
Accepted and Agreed to:

Holder:    ____________________
                 (Signature)
Home Address:                                           Business Address:

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